Exhibit 23(c)

                       [Daniel Associates Inc. Letterhead]

                      CONSENT OF DANIELSON ASSOCIATES INC.


         We hereby consent to the reference in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of MainStreet BankGroup Incorporated to our opinion, dated March 11, 1998, and to our firm, respectively, and to the inclusion of such opinion as an annex to the Proxy Statement/Prospectus.

                            DANIELSON ASSOCIATES INC.


                            By /s/Arnold G. Danielson
                               ---------------------------------
                               Arnold G. Danielson
                               Chairman

Rockville, Maryland
May 27, 1998